Exhibit 99.1

Atrium Therapeutics Announces $50 Million Private Placement

SAN DIEGO, October 8, 2026 – Atrium Therapeutics, Inc. (Nasdaq: RNA) (“Atrium” or the “Company”), a biopharmaceutical company advancing precision cardiology by developing RNA therapeutics targeted to the heart, today announced that it has entered into a securities purchase agreement (the “purchase agreement”) with a group of leading institutional investors for a private placement financing (the “private placement”). The private placement is expected to result in aggregate gross proceeds to the Company of approximately $50 million, before deducting placement agent fees and other offering expenses.

The private placement includes participation from Sirenia Capital Management LP, Aberdeen Investments, Montanova, Sessa Capital, Casdin Capital, a life sciences-focused institutional investor and others.

Pursuant to the terms of the purchase agreement, the Company agreed to issue and sell an aggregate of (i) 5,170,384 shares of its common stock, at a price of $7.93 per share, and (ii) pre-funded warrants to purchase up to 1,134,930 shares of common stock, at a price of $7.929 per pre-funded warrant, which equals the per share price of $7.93 less the exercise price $0.001 for such pre-funded warrant. The pre-funded warrants are immediately exercisable and will expire when exercised in full. The private placement was priced at-the-market under the rules of The Nasdaq Stock Market LLC. The private placement is expected to close on or about October 9, 2026, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the private placement, together with its current cash, cash equivalents and investments, to fund development of its two lead product candidates, other research programs, working capital and general corporate purposes. The Company estimates that the net proceeds from the private placement together with existing cash, cash equivalents and investments, will fund its operations through 2028.

Leerink Partners acted as lead placement agent for the private placement. Cantor, Barclays and Wells Fargo Securities acted as placement agents for the private placement.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Concurrently with entering into the purchase agreement, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the shares of common stock issuable upon the exercise of the pre-funded warrants issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Atrium Therapeutics

Atrium Therapeutics, Inc. (Nasdaq: RNA) is pioneering targeted delivery of ribonucleic acid (RNA) therapeutics to the heart to transform the standard of care for people living with cardiomyopathies. With the U.S. Food and Drug Administration’s (FDA) clearance of its Investigational New Drug (IND) application for ATR 1072 for PRKAG2 (Protein Kinase AMP-activated non-catalytic subunit Gamma 2) syndrome, Atrium is advancing its first precision cardiology program into the clinic through the Corventis Phase 1/2 clinical trial. The Company’s proprietary technology—designed at Avidity Biosciences, Inc.—combines the tissue selectivity of monoclonal antibodies (mAbs) and other targeted delivery ligands with the precision of oligonucleotides, and is designed to selectively target the underlying drivers of genetically driven cardiac diseases through targeted, non-viral delivery of small interfering RNA (siRNA). This approach builds upon learnings from demonstrated delivery to skeletal muscle and applies it for efficient delivery to the heart, with the potential to overcome challenges associated with non-specific tissue delivery. Beyond ATR 1072, the Company’s pipeline includes ATR 1086 for PLN (phospholamban) cardiomyopathy and two undisclosed research targets in rare cardiomyopathies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “look forward,” “believe,” “committed,” “investigational,” “pipeline,” “launch,” or similar terms, or by express or implied discussions regarding Atrium Therapeutics’ (“Atrium’s” or “our”) future results of operations and financial condition. Specifically, this press release contains forward-looking information relating the completion of the private placement on the anticipated terms, timing or at all; the anticipated use of the proceeds from the private placement; and our expected cash runway and the period over which existing cash, cash equivalents and investments are expected to fund planned operations. Such forward-looking statements are based on management’s current beliefs and expectations regarding future events, and are subject to significant known and unknown risks and uncertainties. Particular areas where risks or uncertainties could cause our actual results to be materially different than those expressed in our forward-looking statements include but are not limited to: our ability to satisfy the closing conditions for the private placement, the initiation, timing, progress, potential registrational quality, and results of our research and development programs, preclinical studies, any clinical trials, and other regulatory submissions; the potential for clinical trial results to differ from our preclinical studies; our ability to timely enroll a sufficient number of patients in our clinical trials, such as Corventis; the beneficial characteristics, including potential safety, efficacy and therapeutic effects of our product candidates and the potential advantages of our product candidates compared to alternative therapies; the success and capabilities of the RNA delivery platform; the prevalence of certain diseases and conditions we intend to treat and our estimates of the potential market opportunity for our product candidates; the timing of and costs involved in obtaining and maintaining regulatory approval of our current and any future product candidates; our ability to develop our current and future product candidates; the implementation of our strategic plans for our business, product candidates, research programs and technologies; developments related to our competitors and our industry; our competitive position and the success of competing therapies that are or may become available; our ability to maintain our current license agreements and collaborations and identify and enter into future license agreements and collaborations; the expected potential benefits of strategic collaborations with third parties and our ability to attract collaborators in the future; our reliance on third parties for manufacturing and to conduct preclinical studies and clinical trials of our product candidates; our ability to efficiently and cost-effectively conduct our current and future trials; the costs of operating as a public company; the accuracy of our estimates regarding future expenses, future revenue, capital requirements and the need for additional financing; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; and

other factors specified under the heading “Risk Factors” in Atrium’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC and in other filings and furnishings made by Atrium with the SEC from time to time, which are all available on the SEC’s website at www.sec.gov. Atrium is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements contained in this communication as a result of new information, future events or otherwise, except as required by law.

For further information:

Investor Relations and Media Contact: Stephanie Kenney, Chief Corporate Affairs Officer,

investors@atrium-tx.com